EXECUTION COPY

PLAN SUPPORT AGREEMENT
This PLAN SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of March 15, 2013, by and among (i) Rotech Healthcare Inc. and its undersigned subsidiaries (collectively, the “Company” or the “Debtors”) and (ii) the undersigned holders of second lien senior secured notes issued under the Second Lien Indenture (as defined below) and first lien senior secured notes issued under the First Lien Indenture (as defined below) (each, a “Consenting Noteholder”) (each of the foregoing, a “Party,” and collectively, the “Parties”).
RECITALS
WHEREAS, the Company and the Consenting Noteholders are negotiating potential restructuring and recapitalization transactions (collectively, the “Transactions”) pursuant to the terms and conditions set forth in the Restructuring Term Sheet, dated March 15, 2013 (the “Restructuring Term Sheet”), a copy of which is attached hereto as Exhibit A, and this Agreement, with respect to the capital structure of the Company, including the Company’s obligations (the “Second Lien Note Claims”) under the 10.5% Senior Second Lien Notes due 2018 issued pursuant to the Indenture, dated as of March 17, 2011 (the “Second Lien Indenture”), by and among Rotech Healthcare Inc., as Issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”); and
WHEREAS, if the Company does not find a satisfactory means outside of voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to satisfy or restructure its outstanding secured indebtedness, the Company intends to commence Chapter 11 Cases in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to effect the Transactions through a prearranged plan of reorganization that (i) implements and is consistent in all respects with the Restructuring Term Sheet and this Agreement and (ii) is (and all exhibits, appendices, plan supplement documents and documents related thereto are) in form and substance satisfactory to the Consenting Noteholders (the “Plan of Reorganization”);
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:
AGREEMENT
Section 1.Agreement Effective Date. This Agreement, and the rights and obligations of the Parties hereunder, shall be effective on the date on which the following conditions have been satisfied (the “Agreement Effective Date”):
(a)    the Company shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Noteholders;

(b)     holders of at least two-thirds in amount of outstanding Second Lien Note Claims shall have executed and delivered to the Company counterpart signature pages of this Agreement; and
(c)     the Company shall have paid all reasonable fees and expenses as of the Agreement Effective Date of Wachtell, Lipton, Rosen & Katz (“WLRK”) as attorneys for the Consenting Noteholders.
Section 2.    Restructuring Term Sheet. The Restructuring Term Sheet is expressly incorporated herein and is made part of this Agreement. The Restructuring Term Sheet is supplemented by the terms and conditions of this Agreement. In the event of any inconsistency between the Restructuring Term Sheet and this Agreement, this Agreement shall control.
Section 3.    Commitments Regarding the Transactions.
3.01.    Agreement to Vote.
(a)    As long as this Agreement has not been terminated in accordance with the terms hereof, each Consenting Noteholder shall, subject to (i) the receipt by such Consenting Noteholder of a disclosure statement and other solicitation materials in respect of the Plan of Reorganization, which disclosure statement and solicitation materials (collectively, the “Solicitation Materials”) (x) reflect the agreement set forth in the Restructuring Term Sheet, (y) have been approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and (z) are in all respects satisfactory to the Consenting Noteholders, and (ii) the Consenting Noteholder being entitled under such Plan of Reorganization to vote to accept or reject the Plan of Reorganization (including, without limitation, pursuant to the terms of the Junior Lien Intercreditor Agreement, dated as of March 17, 2011 (the “Junior Lien Intercreditor Agreement”), among the Company, The Bank of New York Mellon Trust Company, N.A., as first priority representative, and The Bank of New York Mellon Trust Company, N.A., as second priority representative):

(A)
vote its Second Lien Note Claims (if any) and its claims, if any, on account of the Company’s obligations (the “First Lien Note Claims” and together with the Second Lien Note Claims, the “Claims”) under the 10.75% Senior Secured Notes due 2015 issued pursuant to the Indenture, dated as of October 6, 2010 (the “First Lien Indenture”), by and among Rotech Healthcare Inc., as Issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “First Lien Trustee”), in each case, against the Company to accept the Plan of Reorganization by delivering its duly executed and completed ballot accepting such Plan of Reorganization on a timely basis following the commencement of the solicitation and its actual receipt of the Solicitation Materials and ballot;

(B)	not change or withdraw (or cause to be changed or withdrawn) such vote; and

(C)
not, in any material respect, (1) object to, delay, impede or take any other action to interfere with acceptance or implementation of the Plan of Reorganization or (2) propose, file, support or vote for any restructuring, workout, plan of arrangement or plan of reorganization for the Company other than the Plan of Reorganization and (3) direct the Trustee or the First Lien Trustee to take any action contemplated in clauses (1) and (2) of this Section 3.01(a)(C).

(b)    For the avoidance of doubt, unless this Agreement is terminated in accordance with the terms hereof, each Consenting Noteholder shall not, and shall not direct the Trustee or the First Lien Trustee to exercise any right or remedy for the enforcement, collection or recovery of any of the Claims against the Company; provided, however, that the foregoing prohibition will not (i) prohibit any Consenting Noteholder from taking, or directing the Trustee or the First Lien Trustee to take, any action relating to the maintenance, protection and preservation of the Shared Collateral (as defined in the Junior Lien Intercreditor Agreement); (ii) prohibit any Consenting Noteholder from objecting, or directing the Trustee or the First Lien Trustee to object, to any motion or pleading filed with the Bankruptcy Court seeking approval to use cash collateral (as defined in the Bankruptcy Code) or to enter into a debtor-in-possession financing arrangement, in each case, other than on terms and conditions reasonably acceptable to Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders; and (iii) limit any Consenting Noteholder’s rights under any applicable indenture, credit agreement, other loan document, and/or applicable law to: (A) terminate or close out any swap agreement, repurchase agreement or similar transaction with the Company to the extent the underlying agreement permits such termination or close-out or (B) appear and participate as a party in interest in any matter to be adjudicated in any case under the Bankruptcy Code concerning the Company, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with the Plan of Reorganization and do not hinder, delay or prevent consummation of the Transactions in any material respect.
3.02.    Commitment of Company.  The Company shall (a) support and complete the Transactions embodied in the Restructuring Term Sheet; (b) do all things necessary and appropriate in furtherance of the Transactions embodied therein, including, without limitation, in the absence of consummating an out-of-court restructuring to satisfy the Company’s outstanding secured indebtedness, (i) commencing the Chapter 11 Cases on or before April 9, 2013 (the “Outside Petition Date,” and the actual commencement date, the “Petition Date”) and (ii) taking all steps necessary and desirable to obtain an order of the Bankruptcy Court, acceptable in all respects to each of the Consenting Noteholders, confirming the Plan of Reorganization within the timeframes contemplated by this Agreement; (c) obtain any and all required regulatory and/or third-party approvals for the transactions (including the Transactions) embodied in the Restructuring Term Sheet and Plan of Reorganization; and (d) not take any action inconsistent with, or intended or likely to interfere with consummation of, the restructuring and the transactions (including the Transactions) embodied in the Restructuring Term Sheet and Plan of Reorganization. Regardless of whether such transactions are consummated, the Company shall promptly pay in cash upon demand any and all fees and reasonable and documented accrued and unpaid out-of-pocket expenses incurred by WLRK and one local counsel, if any, on behalf of the Consenting Noteholders in connection with the negotiation, documentation and consummation of this Agreement, the Restructuring Term Sheet, the Plan of Reorganization, the Solicitation Materials and all other documents related to the Plan of Reorganization and such transactions.
3.03.    Transfer of Interests and Securities.  Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Consenting Noteholder to sell, use, assign, transfer or otherwise dispose of (“Transfer”) any of the Claims; provided, however, that during the period commencing as of the date hereof until termination of this Agreement pursuant to its terms (such period, the “Restricted Period”), no Consenting Noteholder shall Transfer any Claim, and any purported Transfer of Claims shall be void and without effect, unless (a) the transferee is a Consenting Noteholder or (b) if the transferee is not a Consenting Noteholder, prior to the Transfer such transferee delivers to the Company, at or before the time of the proposed Transfer, an executed copy of Exhibit B attached hereto (a “Provision for Transfer Agreement”). This Agreement shall not preclude the Consenting Noteholders from acquiring additional Claims; provided, however, that (i) any Consenting Noteholder that acquires additional Claims after executing this Agreement shall notify the Company and the Trustee of such acquisition within five Business Days after the closing of such trade and (ii) such additional Claims shall automatically and immediately upon acquisition by a Consenting Noteholder be deemed subject to all of the terms of this Agreement whether or not notice of such acquisition is given to the Company and the Trustee. This Section 3.03 shall not impose any obligation on (x) the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Noteholder to Transfer any Claims or (y) the Trustee to monitor or enforce the provisions of this Section 3.03 as they relate to the Consenting Noteholders.
3.04.    Representation of Consenting Noteholders.  Each of the Consenting Noteholders, severally and not jointly, represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement:
(a)    it is the beneficial owner of the face amount of the Second Lien Note Claims (if any), as reflected in such Consenting Noteholder’s signature block to this Agreement, which amount the Company and each Consenting Noteholder acknowledge and agree is proprietary and confidential to such Consenting Noteholder;
(b)    other than pursuant to this Agreement, such Second Lien Note Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would materially adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;
(c)    (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act or (B) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act, and (ii) any securities acquired by the Consenting Noteholder in connection with the transactions described herein will not have been acquired with a view towards distribution; and

(d)    as of the date hereof it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.
Section 4.    Certain Additional Chapter 11 Related Matters.  If the Company determines it will likely commence the Chapter 11 Cases, the Company shall provide draft copies of all “first day” motions or applications and all other documents and pleadings the Company intends to file with the Bankruptcy Court to counsel for the Consenting Noteholders at least 5 Business Days before the date the Company intends to file such document, and shall consult in good faith with such counsel regarding the form and substance of any such proposed filing with the Bankruptcy Court.
Section 5.    Mutual Representations, Warranties and Covenants.  Each of the Parties, severally and not jointly, represents, warrants and covenants to each other Party, as of the date of this Agreement, as follows (each of which is a continuing representation, warranty and covenant):
5.01.    Enforceability.  It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally (including, without limitation, Section 365 of the Bankruptcy Code) or by equitable principles relating to enforceability.
5.02.    No Consent or Approval.  Except as expressly provided in this Agreement or the Bankruptcy Code, no consent or approval is required by any other person or entity for such Party to carry out the Transactions contemplated by, and perform its respective obligations under, this Agreement.
5.03.    Power and Authority.  It has all requisite power and authority to enter into this Agreement and to carry out the Transactions contemplated by, and perform its respective obligations under, this Agreement.
5.04.    Authorization.  Its execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
5.05.    Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (other than, with respect to the Company’s performance of this Agreement, the Bankruptcy Court).
5.06.    No Conflicts. The execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rules or regulations applicable to it or any of its subsidiaries in any material respect; (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

Section 6.    Termination Events.
6.01.    Consenting Lender Termination Events.  This Agreement shall terminate automatically without any required action or notice upon the occurrence of any of the following events (each such event a “Termination Event”) unless the occurrence of such Termination Event is, before or after such occurrence, waived in writing by Consenting Noteholders holding two-thirds of the outstanding principal amount of Second Lien Note Claims held at such time by the Consenting Noteholders:
(e)    failure of the Debtors to commence the Chapter 11 Cases on or before the Outside Petition Date;
(f)    failure of the Debtors to file the Plan of Reorganization and related disclosure statement with the Bankruptcy Court on the Petition Date;
(g)    the Bankruptcy Court’s orders approving the Solicitation Materials and setting a hearing to confirm the Plans shall not have been entered by the Bankruptcy Court within 45 days after the filing of the Plan of Reorganization;
(h)    the Bankruptcy Court’s order confirming the Plan of Reorganization (the “Confirmation Order”), which order shall be acceptable in all respects to each of the Consenting Noteholders, shall not have been entered by the Bankruptcy Court within 75 days after the date that the Solicitation Materials are approved;
(i)    the effective date of the Plan of Reorganization shall not have occurred within 14 days after the date that the Plan of Reorganization is confirmed (the “Outside Date”);
(j)    the breach in any material respect by the Company of any of its obligations, representations, warranties or covenants set forth in this Agreement;
(k)    the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of a material portion of the Transactions;
(l)    the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code (or any Debtor’s application for, consent to, or acquiescence in, any such relief), unless such conversion, dismissal, termination, stay or modification, as applicable, is made with the prior written consent of Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders;
(m)    the appointment of an interim or permanent trustee, receiver or examiner with expanded powers to operate or manage the financial affairs, business or reorganization of any Debtor in one or more of the Chapter 11 Cases, unless such appointment is made with the prior written consent of Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders;

(n)    the amendment, modification or filing of a pleading by the Company seeking to amend or modify the Plan of Reorganization, Solicitation Materials or any documents related to the foregoing, including motions, notices, exhibits, appendices and orders, in a manner adverse to any Consenting Noteholder and not reasonably acceptable to Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders;
(o)    the Debtors file any motion or pleading with the Bankruptcy Court seeking approval to use cash collateral (as defined in the Bankruptcy Code) or to enter into a debtor-in-possession financing arrangement, in each case, other than on terms and conditions reasonably acceptable to Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders;
(p)    the Debtors file any motion or pleading with the Bankruptcy Court or take any other action that is inconsistent in any material respect with this Agreement, the Restructuring Term Sheet or any documents related to the foregoing and is adverse to the any Consenting Noteholder;
(q)    Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders shall have conducted due diligence of the Company’s allowable administrative, priority, and general unsecured claims and shall have determined in good faith that the aggregate of such amounts are likely to be materially in excess of the amounts currently estimated by the Company and shared with the Consenting Noteholders;
(r)    The Consenting Noteholders holding no less than one-third in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders, shall not be satisfied at any time in their sole and absolute discretion that (a) the Company does not owe the United States government, or any agency, department or instrumentality thereof, or any other person additional amounts in excess of $250,000 in the aggregate (whether on account of overpayments, penalties, fines or interest) relating to oxygen contents billing from January 1, 2008 to the present or any violation of Medicare or Medicaid laws or other state or Federal law applicable to Persons doing business in the home medical equipment industry, or (b) the Company has not billed incorrect amounts in excess of $250,000 in the aggregate to its benefit after its disclosure that it refunded overpayments in its Form 8-K dated May 15, 2012; or
(s)    The occurrence of any change, effect, event, occurrence, development, circumstance or state of facts, on or after the date of this Agreement, which has or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition or results of operations of the Debtors, taken as a whole, or which materially impairs the ability of the Debtors to perform their obligations under this Agreement or has a materially adverse effect on or prevents or materially delays the consummation of the Transactions; provided, that in no event shall any of the following, alone or in combination, be taken into account in determining whether there has been, or would reasonably likely be, a material adverse effect: (i) any effect directly resulting from the public announcement of and compliance with the terms and conditions of this Agreement or the Restructuring Term Sheet (including, without limitation, the commencement of the Chapter 11 Cases); (ii) any effect that results from events, circumstances or situations affecting the home medical equipment industry and/or the United States economy generally, so long as such effect does not disproportionately affect the Debtors as compared to similarly situated participants and its businesses; (iii) any effect that results from events, circumstances or situations affecting general worldwide or national economic or capital market conditions, including acts of war (whether or not declared), acts of terrorism or sabotage, natural disasters or other force majeure events, so long as such effect does not disproportionately affect the Debtors as compared to similarly situated parties and its businesses.
Notwithstanding any provision in this Agreement to the contrary, upon the written consent of the Consenting Noteholders holding a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders, the dates set forth in this Section 6.01 may be extended before or upon each such date, and such later dates agreed to in lieu thereof shall be of the same force and effect as the dates provided herein.
6.02.    Company Termination Events.  The Company may terminate this Agreement as to all Parties upon five Business Days’ prior written notice, delivered in accordance with Section 8.10 hereof, upon the occurrence of any of the following events: (a) the breach by any of the Consenting Noteholders of any of the representations, warranties or covenants of such Consenting Noteholders set forth in this Agreement that would have a material adverse impact on the Company or the consummation of the Transactions, and that remains uncured for a period of five Business Days after the receipt by the Consenting Noteholders of notice of such breach; (b) the board of directors of the Company reasonably determines (i) that, based upon the advice of counsel, proceeding with the Transactions would be inconsistent with the exercise of its fiduciary duties, (ii) to pursue an alternative transaction and (iii) that such alternative transaction will provide for maximization of the value of the Second Lien Note Claims; or (c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of a material portion of the Transactions. Notwithstanding the foregoing, prior to assumption of this Agreement with Bankruptcy Court approval, nothing herein deprives the Company of its rights under Section 365 of the Bankruptcy Code.
6.03.    Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual agreement among (a) the Company and (b) Consenting Noteholders holding a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders.
6.04.    Effect of Termination.
(a)    Upon termination of this Agreement under Section 6.01, 6.02 or 6.03, this Agreement (and any Provision for Transfer Agreement executed prior to such termination) shall be of no further force and effect and each Party hereto (and to any Provision for Transfer Agreement executed prior to such termination) shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement. Upon the occurrence of any termination of this Agreement, any and all consents tendered by the Consenting Noteholders before such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions and this Agreement or otherwise.
(b)    Notwithstanding clause (a) of this Section 6.04, the Company’s obligations pursuant to the final sentence of Section 3.02 shall survive any termination of this Agreement and shall at all times continue to be enforceable against the Company.
6.05.    Termination Upon Effective Date of Plan.  This Agreement shall terminate automatically without any further required action or notice on the date that the Plan of Reorganization becomes effective (immediately following the effectiveness of the Plan of Reorganization).
Section 7.    Effectiveness; Amendments.  This Agreement, including the Restructuring Term Sheet, may not be modified, amended or supplemented (except as expressly provided herein or therein) except in writing signed by the Company and Consenting Noteholders holding no less than a majority in principal amount of the Second Lien Note Claims held at such time by the Consenting Noteholders.
Section 8.    Miscellaneous.
8.01.    Further Assurances.  Subject to the other terms of this Agreement, the Parties shall execute and deliver such other instruments and perform such other acts, in addition to the matters herein specified, as may be reasonably necessary, from time to time, to effectuate the Transactions.
8.02.    Complete Agreement.  This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.
8.03.    Parties.  This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 3.03 hereof.
8.04.    Headings.  The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.
8.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY.  THIS AGREEMENT IS TO BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in either the United States District Court for the Southern District of New York or any New York State court sitting in New York City (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto; provided, however, that if the Company commences the Chapter 11 Cases, then the Bankruptcy Court shall be the sole Chosen Court. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
8.06.    Execution of Agreement.  This Agreement may be executed and delivered (by facsimile, electronic mail or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.
8.07.    Interpretation.  This Agreement is the product of negotiations between the Company and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.
8.08.    Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case.
8.09.    Relationship Among Parties.  No Consenting Noteholder has any fiduciary duty or other duty of trust or confidence in any form with any other Consenting Noteholder, and, except as provided in this Agreement, there are no commitments among or between them. No prior history, pattern or practice of sharing confidences among or between the Consenting Noteholders shall in any way affect or negate this understanding and agreement.

8.10.    Notices.  All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, electronic mail, courier or registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or telecopier numbers as shall be specified by like notice):
(a)    if to the Company, to:
Rotech Healthcare Inc.
2600 Technology Drive
Suite 300
Orlando, FL 32804
Facsimile: (407) 521-9814
Attention: Rebecca L. Myers, Chief Legal Officer
E-mail address: rmyers@rotech.com
with copies (which shall not constitute notice) to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Facsimile: (212) 969-2900
Attention: Martin J. Bienenstock, Esq.
E-mail addresses: mbienenstock@proskauer.com

(b)    if to a Consenting Noteholder or a transferee thereof, to the addresses or telecopier numbers set forth below following the Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be., with copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz

    51 West 52nd Street

    New York, NY 10019

    Telephone: (212) 403-1000

    Facsimile: (212) 403-2000

    Attention: Scott K. Charles, Esq. and Michael S. Benn, Esq.

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon machine confirmation of transmission.
8.11.    Waiver.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, or shall be deemed in any manner to waive, limit, impair or restrict any right or the ability of each of the Consenting Noteholders to protect and preserve its rights, remedies and interests, including, without limitation, its claims against the Company. Without limiting the foregoing sentence in any way, if the Transactions are not consummated, or if this Agreement is terminated for any reason (other than Section 6.05 hereof), the Parties each fully reserve any and all of their rights and remedies.
8.12.    Specific Performance.  Money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.
8.13.    Several, Not Joint, Obligations.  The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint.
8.14.    Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

8.15.    No Third-Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.
8.16.    Junior Lien Intercreditor Agreement. Notwithstanding anything herein to the contrary, the terms of this Agreement shall be enforceable against each Consenting Noteholder only to the extent permitted by the terms of the Junior Lien Intercreditor Agreement. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern and control.
Section 9.    Disclosure. The Company shall publicly disclose (a) the existence of this Agreement in a filing with the Bankruptcy Court on the Petition Date and (b) any amendment to this Agreement in a filing with the Bankruptcy Court following the effective date of such amendment, each in form and substance reasonably acceptable to each of the Consenting Noteholders (it being understood that the face amount of Claims held by each Consenting Noteholder is proprietary and confidential to such Consenting Noteholder and shall not be disclosed). To the extent that the Company fails to make such initial disclosure within five Business Days following the Petition Date or the effective date of any amendment hereto, each of the Consenting Noteholders shall each have the right, but not the obligation, to disclose such terms publicly. Prior to the release or filing thereof, the Company will submit to counsel for the Consenting Noteholders all press releases and public filings relating to this Agreement, the Plan of Reorganization or the Transactions contemplated hereby and thereby and any amendments thereof. The Company shall not use the name of any Consenting Noteholder in any press release without such Consenting Noteholder’s prior written consent. Nothing herein precludes the Company from publicly disclosing this Agreement upon its effectiveness and prior to any potential case under title 11 of the Bankruptcy Code (it being understood that the face amount of Claims held by each Consenting Noteholder is proprietary and confidential to such Consenting Noteholder and shall not be disclosed).
 IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.
[signature pages follow]

Signature Page to the Plan Support Agreement

ROTECH HEALTHCARE INC.

By:	/s/ Steven P. Alsene
Name:	Steven P. Alsene
Title:	President and Chief Executive Officer

Signature Page to the Plan Support Agreement

EACH OF THE SUBSIDIARY DEBTORS LISTED BELOW

By:	/s/ Steven P. Alsene
Name:	Steven P. Alsene
Title:	President

A-1 MEDICAL EQUIPMENT, INC.
ABBA MEDICAL EQUIPMENT, INC.
ACADIA HOME CARE
ALLIED MEDICAL SUPPLY, INC.
ALWAYS MEDICAL EQUIPMENT, INC.
ANDY BOYD’S INHOME MEDICAL, INC., WEST
ANDY BOYD’S INHOME MEDICAL/INHOME MEDICAL INC.
ANNISTON HEALTH & SICKROOM SUPPLIES, INC.
BERKELEY MEDICAL EQUIPMENT, INC.
BETA MEDICAL EQUIPMENT, INC.
CAMBRIA MEDICAL SUPPLY, INC.
CAMDEN MEDICAL SUPPLY, INC.
CARE MEDICAL SUPPLIES, INC.
CENTENNIAL MEDICAL EQUIPMENT, INC.
CHARLOTTE MEDICAL SUPPLY, INC.
COLLINS RENTALS, INC.
COMMUNITY HOME OXYGEN, INC.
CONTOUR MEDICAL SUPPLY, INC.
CORLEY HOME HELATH CARE, INC.
CPO 2, INC.
CYNTHIANA HOME MEDICAL EQUIPMENT, INC.
DANIEL MEDICAL SYSTEMS, INC.
DISTINCT HOME HEALTH CARE, INC.
DON PAUL RESPIRATORY SERVICES, INC.
DUMED, INC.
EAST TENNESSEE INFUSION & RESPIRATORY, INC.
ELLIS COUNTY HOME MEDICAL EQUIPMENT, LLC
ENCORE HOME HEALTH CARE, INC.
EXCEL MEDICAL OF FORT DODGE, INC.
EXCEL MEDICAL OF MARSHALLTOWN, INC.
FIRST COMMUNITY CARE OF NIAGARA, INC.
FIRSTCARE, INC.
FISCHER MEDICAL EQUIPMENT, INC.
FOUR RIVERS HOME HEALTH CARE, INC.
G&G MEDICAL, INC.
GATE CITY MEDICAL EQUIPMENT, INC.

GEORGIA MEDICAL RESOURCES, INC.
GLADWIN AREA HOME CARE, INC.
HAMILTON MEDICAL EQUIPMENT SERVICE, INC.
HEALTH CARE SERVICES OF MISSISSIPPI, INCORPORATED
HOLLAND MEDICAL SERVICES, INC.
HOME CARE OXYGEN SERVICE, INC.
HOME MEDICAL SYSTEMS, INC.
HIS ACQUISITION XXVII, INC.
INTEGRATED HEALTH SERVICES AT JEFFERSON HOSPITAL, INC.
INTENSIVE HOME CARE SERVICES, INC.
IOTA MEDICAL EQUIPMENT, INC.
LAMBDA MEDICAL EQUIPMENT, INC.
LAMS, INC.
LAWRENCE MEDICAL EQUIPMENT, INC.
LOVEJOY MEDICAL, INC.
MAJOR MEDICAL SUPPLY, INC.
MEDCO PROFESSIONAL SERVICES, CORP.
MEDCORP INTERNATIONAL, INC.
MEDIC-AIRE MEDICAL EQUIPMENT, INC.
MEDICAL ELECTRO-THERAPEUTICS, INC.
MEDICARE RENTAL SUPPLY, INC.
MICHIGAN MEDICAL SUPPLY, INC.
NATIONAL MEDICAL EQUIPMENT CENTERS, INC.
NEUMANN’S HOME MEDICAL EQUIPMENT, INC.
NIGHTINGALE HOME HEALTH CARE, INC.
NORTH CENTRAL WASHINGTON RESPIRATORY CARE SERVICES, INC.
NORTHEAST MEDICAL EQUIPMENT, INC.
NORTHWEST HOME MEDICAL, INC.
OMICRON MEDICAL EQUIPMENT, INC.
OXYGEN OF OKLAHOMA, INC.
OXYGEN PLUS MEDICAL EQUIPMENT, INC.
OXYGEM PLUS, INC.
OXYGEN THERAPY ASSOCIATES, INC.
PETERSON’S HOME CARE, INC.
PHI MEDICAL EQUIPMENT, INC.
PIONEER MEDICAL SERVICES, INC.
PREFERENTIAL HOME HEALTH CARE, INC.
PRINCIPAL MEDICAL EQUIPMENT, INC.
PROFESSIONAL BREATHING ASSOCIATES, INC.
PROFESSIONAL RESPIRATORY HOME HEALTHCARE, INC.
PSI HEALTH CARE, INC.
PULMO-DOSE, INC.
PULMONARY HOME CARE, INC.

QUALICARE HOME MEDICAL, INC.
QUALITY HOME HEALTH CARE, INC.
R.C.P.S., INC.
RCG INFORMATION SERVICES CORPORATION
RCI MEDICAL CORP.
REGENCY MEDICAL EQUIPMENT, INC.
RESP-A-CARE, INC.
RESPIRACARE MEDICAL EQUIPMENT, INC.
RESPIRATORY MEDICAL EQUIPMENT OF GA., INC.
RESPITECH HOME HEALTH CARE, INC.
RESPONSIVE HOME HEALTH CARE, INC.
RHEMA, INC.
RITT MEDICAL GROUP, INC.
RN HOME CARE MEDICAL EQUIPMENT COMPANY, INC.
ROSWELL HOME MEDICAL, INC.
ROTECH EMPLOYEE BENEFITS CORPORATION
ROTECH HOME MEDICAL CARE, INC.
ROTECH OXYGEN AND MEDICAL EQUIPMENT, INC.
ROTH MEDICAL, INC.
ROTHERT’S HOSPITAL EQUIPMENT, INC.
SAMPSON CONVALESCENT MEDICAL SUPPLY, INC.
SELECT HOME HELATH CARE, INC.
SIGMA MEDICAL EQUIPMENT, INC.
SOUTHEASTERN HOME HEALTH, INC.
SUN MEDICAL SUPPLY, INC.
SUNSHINE HOME HEALTH CARE, INC.
THE KILROY COMPANY
THETA HOME HEALTH CARE, INC.
TUPELO HOME HEALTH, INC.
VALLEY MEDICAL EQUIPMENT, INC.
VALUE CARE, INC.
VITALCARE HEALTH SERVICES, INC.
VITALCARE OF PENNSYLVANIA, INC.
VITALCARE OF TEXAS, INC.
WHITE’S MEDICAL RENTALS, INC.
WICHITA MEDICAL CARE, INC.
ZETA HOME HEALTH CARE, INC.

Signature Page to Plan Support Agreement

Name of Entity:	Venor Capital Management LP

By:	/s/ Michael Wartell
Name: Michael Wartell
Title: Co-Chief Investment Officer

Signature Page to Plan Support Agreement

Name of Entity:	Capital International Global High Income Opportunities

By:	/s/ Guido Caratsch
Name: Guido Caratsch
Title: Vice President

Signature Page to Plan Support Agreement

Name of Entity:	Capital Guardian Global High-Income Opportunities Master Fund

By:	Capital Guardian Trust Company, for and on behalf of Capital Guardian Global High-Income Opportunities Master Fund

By:	/s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title: Senior Vice President

Signature Page to Plan Support Agreement

Name of Entity:	Capital Guardian U.S. High-Yiel Fixed-Income Master Fund

By:	Capital Guardian Trust Company, for and on behalf of Capital Guardian U.S. High-Yield Fixed-Income Master Fund

By:	/s/ Mark E. Brubaker
Name: Mark E. Brubaker
Title: Senior Vice President

Signature Page to Plan Support Agreement

Name of Entity:	American High-Income Trust

By:	Capital Research and Management Company, for and on behalf of American High-Income Trust

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

Signature Page to Plan Support Agreement

Name of Entity:	The Bond Fund of America

By:	Capital Research and Management Company, for and on behalf of The Bond Fund of America

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

Signature Page to Plan Support Agreement

Name of Entity:	The Income Fund of America

By:	Capital Research and Management Company, for and on behalf of The Income Fund of America

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

Signature Page to Plan Support Agreement

Name of Entity:	American Funds Insurance Series - Asset Allocation Fund

By:	Capital Research and Management Company, for and on behalf of American Funds Insurance Series - Asset Allocation

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

Signature Page to Plan Support Agreement

Name of Entity:	American Funds Insurance Series - High-Income Bond Fund

By:	Capital Research and Management Company, for and on behalf of American Funds Insurance Series - High-Income Bond Fund

By:	/s/ Michael J. Downer
Name: Michael J. Downer
Title: Senior Vice President and Secretary

Signature Page to Plan Support Agreement

Name of Entity:	Illinois Municipal Retirement Fund

By:	Pyramis Global Advisors Trust Company, as Investment Manager under Power of Attorney

By:	/s/ Douglas Payne
Name: Douglas Payne
Title: Assistant Treasurer

Signature Page to Plan Support Agreement

Name of Entity:	Fidelity Summer Street Trust: Fidelity Capital & Income Fund

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Deputy Treasurer

Signature Page to Plan Support Agreement

Name of Entity:	Variable Insurance Products V: Strategic Income Portfolio

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Deputy Treasurer

Signature Page to Plan Support Agreement

Name of Entity:	Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Deputy Treasurer

Signature Page to Plan Support Agreement

Name of Entity:	Fidelity School Street Trust: Fidelity Strategic Income Fund

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Deputy Treasurer

Signature Page to Plan Support Agreement

Name of Entity:	Silver Point Capital Fund, L.P.

By:	/s/ Michael A. Gatto
Name: Michael A. Gatto
Title: Authorized Signatory

Signature Page to Plan Support Agreement

Name of Entity:	Silver Point Capital Offshore Master Fund, L.P.

By:	/s/ Michael A. Gatto
Name: Miachael A. Gatto
Title: Authorized Signatory

EXHIBIT A

Rotech Healthcare Inc. Restructuring Term Sheet
March 15, 2013

The following summary outlines the indicative economic terms of a proposed consensual restructuring transaction with respect to Rotech Healthcare Inc. (“Rotech”) and its subsidiaries (collectively the “Company”) pursuant to pre-arranged chapter 11 plans (collectively, the “Plan”) filed and consummated in connection with Chapter 11 cases of the Company (the “Cases”).

Until all parties execute definitive documentation, there shall not exist any binding obligation on the part of any party to consummate any of the transactions described herein. This term sheet does not constitute a contractual commitment of any party but merely represents proposed terms for a potential restructuring transaction. In addition, this term sheet has not received internal credit approvals by any party. This term sheet is not intended to be a comprehensive list of all relevant terms and conditions of the potential transaction described herein. It shall not constitute an offer to sell, buy or exchange into, nor the solicitation of an offer to sell, buy or exchange into, any of the securities or instruments referred to herein. Furthermore, nothing herein constitutes a commitment to exchange any debt, lend funds to the Company, vote debt in a certain way, or negotiate, agree to or otherwise engage in any of the transactions described herein.

This term sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any other rule of similar effect. In addition, amounts set forth in brackets represent placeholders regarding amounts that remain subject to change.

THIS IS NOT AN OFFERING MEMORANDUM OR PROSPECTUS AND SHOULD NOT BE TREATED AS OFFERING MATERIAL OF ANY SORT AND IS FOR INFORMATION PURPOSES ONLY

Existing Indebtedness:

As of the date hereof, Rotech has $230.0 million of first lien senior secured notes (the “First Lien Notes”) outstanding under the Indenture, dated October 6, 2010, which notes accrue interest at 10.75% per annum, and $290.0 million of second lien senior secured notes (the “Second Lien Notes” and together with the First Lien Notes, the “Notes”) outstanding under the Indenture, dated March 17, 2011, which notes accrue interest at 10.50% per annum. The Notes are guaranteed by all of Rotech’s wholly-owned subsidiaries.
As of the date hereof, Rotech has outstanding term loans of $23.5 million (the “Term Loans”) under its term loan credit agreement. Interest on the Term Loans accrues at Libor plus 10.00% per annum. The Term Loans are secured on a pari passu basis with the First Lien Notes.
Transaction Summary:
Upon consummation of the Plan, the First Lien Notes will be amended by adjusting their covenants (and potentially with an extended term), the Term Loans will be refinanced, and the Second Lien Notes will be converted on a pro rata basis into 100.0% of the common stock of reorganized Rotech (the “New Stock”) subject to dilution under certain conditions described herein.

Each holder of Existing Equity Interests (as defined below) shall receive ten (10) cents per share in cash; it being understood that the aggregate amount distributed to Existing Equity Holders shall not exceed $2,620,000.

Proposed Treatment of Claims and Interests:

Administrative Claims, Tax Claims and Priority Claims:	All administrative claims, tax claims and priority claims shall be paid in full in cash.
Term Loans:	Holders of the Term Loans shall receive their pro rata share of $23,500,000 plus any then applicable premium in cash in full satisfaction of their claims.
First Lien Notes:
The holders of the First Lien Notes shall be provided new notes reflecting an amendment of covenants to correspond to the restructuring (i.e., (i) clarify that change of control does not include issuance of stock to second lienholders pursuant to the plan (ii) clarify that payments pursuant to the Plan shall not be included in the Restricted Payment definition, and (iii) increase the limitation on secured indebtedness to accommodate the new credit facilities pursuant to the Plan), and potentially extend the term of the First Lien Notes.

Second Lien Notes:
Holders of the Second Lien Notes (the “Second Lien Noteholders”) shall receive their pro rata share of 100.0% of the New Stock, subject to dilution by the new management incentive plan as described below.

Intercompany Claims:	No distribution shall be made on account of Intercompany Claims, which claims shall be fully cancelled, reinstated or otherwise compromised as determined by reorganized Parent.
General Unsecured Claims:
On and following the Effective Date (as defined below), holders of general unsecured claims of the Company shall be paid in full in cash when such claims become due in the ordinary course of business (it being understood that the Company shall be permitted to pay all allowed, fixed, liquidated, noncontingent and undisputed prepetition claims of the Company’s general unsecured creditors by a final order of the bankruptcy court (which order shall be in form and substance acceptable to each Consenting Second Lien Noteholder) on and following the petition date so long as such general unsecured creditors agree in writing to maintain or reinstate trade terms during the pendency of the Cases that are (i) at least as favorable as those existing on the petition date or (ii) on terms satisfactory to the Company in its business judgment.

Existing Equity Interests:
All existing equity interests in the Company shall remain outstanding, other than the equity interests in Rotech (the “Existing Equity Interests”), which shall be cancelled.
Each holder of Existing Equity Interests shall receive ten (10) cents per share on the Effective Date; it being understood that the aggregate amount distributed to holders of Existing Equity Interests shall not exceed $2,620,000.

Management:

New Management Incentive Plan:
Up to 5% of the New Stock shall be reserved for issuance under a management incentive plan to be implemented by the new board of directors (the “New Board”) of reorganized Rotech, with such New Stock to be allocated to management by the New Board in the form of restricted stock units and/or stock options vesting over a four-year period commencing on the effective date of the Plan (the “Effective Date”).

Severance and Executive Employment Agreements
Terms of any severance benefits for non-contractual executives coming into force upon the Effective Date and all claims arising under any executive employment agreements shall be negotiated in good faith.

Miscellaneous:

Capital Leases:	Capital leases will be assumed on the Effective Date and all defaults thereunder will be cured.
Corporate Governance:
Effective immediately upon the Effective Date, the existing board of directors of Rotech (the “Board”) will be reconstituted as follows: (a) the current directors will resign from the Board and (b) the directors identified at the confirmation hearing shall be installed (it being understood that the Consenting Second Lien Noteholders shall select such new directors).

New Stock	The New Stock will not be listed on any public stock exchange on the Effective Date.
Conditions to Effective Date
The Plan shall not become effective unless and until the following conditions are satisfied or waived:
¤    The Plan and disclosure statement shall be in form and substance satisfactory to the Consenting Second Lien Noteholders;
¤    The Bankruptcy Court shall have entered the confirmation order, in form and substance satisfactory to the Consenting Second Lien Noteholders, confirming the Plan;
¤    No stay of the confirmation order shall be in effect at the time the other conditions set forth in the Plan are satisfied or waived;
¤    All documents, instruments and agreements provided for under, or necessary to implement, the Plan (including the plan supplement documents) shall have been executed and delivered by the parties thereto, in form and substance satisfactory to the Company and the Consenting Second Lien Noteholders;
¤    All of the payments to be made by the Company by or on the Effective Date shall have been made or shall be made on the Effective Date;
¤    The Company shall have minimum liquidity in form and amount satisfactory to the Consenting Second Lien Noteholders;
¤    Satisfactory completion of the Consenting Second Lien Noteholder’s due diligence with respect to the Company; and
¤    The Company shall have obtained all governmental and other regulatory approvals or rulings that they believe, in their reasonable discretion, are necessary for consummation of the Plan.

Structure:	Notwithstanding any contained herein or otherwise, the restructuring transaction described herein shall be implemented through a tax-efficient structure to be agreed upon.

EXHIBIT B
PROVISION FOR TRANSFER AGREEMENT
The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Plan Support Agreement (the “Agreement”),1 dated as of March ___, 2013, by and among the Company and the Consenting Noteholders, including the transferor (the “Transferor”) of the Second Lien Note Claims and/or First Lien Note Claims (as applicable) listed below.
The Transferee hereby agrees to be bound by the terms and conditions of the Agreement to the extent Transferor was thereby bound, it being understood that the Transferee shall hereafter be deemed a Consenting Noteholder thereunder to the same extent as the Transferor. The Transferee specifically agrees to be bound by the vote of the Transferor if cast before the effectiveness of the transfer of the Second Lien Note Claims or First Lien Note Claims, as applicable.
The Transferee acknowledges and agrees that (i) it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, the Agreement and (ii) all representations and warranties set forth in sections 3.04 and 5 of the Agreement are true and correct in all material respects as of the date hereof with respect to such Transferee.
This Provision for Transfer Agreement shall take effect and shall become an integral part of the Agreement immediately upon its execution and the Transferee shall be deemed to be bound by all of the terms, conditions and obligations of the Agreement as of the date hereof.

Date Executed: ______, 2013
Print name of Transferee

Name:
Title:

Address:

Attention:
Telephone:
Facsimile: